EXHIBIT 16.1

                            LETTER FROM STEELE & CO.






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STEELE & CO.*
CHARTERED ACCOUNTANTS
*Representing incorporated professionals


                      SUITE 808    TELEPHONE: (604) 687-8808
       808 WEST HASTINGS STREET    TELEFAX:   (604) 687-2702
VANCOUVER, B.C., CANADA V6C 1C8    EMAIL:     email@steele-co.ca


July 7, 2003



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D. C.
U.S.A.
20549



Dear Sirs:


RE:    PRAXIS PHARMACEUTICALS INC.


We have read the statements about our firm included under Item 4 in the above company's Form 8-K dated April 9, 2003 filed with the Securities and Exchange Commission and are in agreement with the statements.



Yours very truly,



/s/ STEELE & CO.

"STEELE & CO."
CHARTERED ACCOUNTANTS


/dka